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                                                                    EXHIBIT 10.2

                           REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement (the "AGREEMENT") is made and entered into by and between the undersigned borrower (the "BORROWER") and the undersigned bank (the "BANK") as of the date set forth on the last page of this Agreement.

                                ARTICLE I. LOANS

        1.1 REVOLVING CREDIT LOANS. From time to time prior to MARCH 31, 2003 (the "MATURITY DATE") or the earlier termination hereof, the Borrower may borrow from the Bank for working capital purposes up to the aggregate principal amount outstanding at any one time of the lesser of (i) $10,000,000.00 (the "LOAN AMOUNT"), less letters of credit issued by the Bank, or (ii) if applicable, the BORROWING BASE (defined below). All revolving loans hereunder will be evidenced by a single promissory note of the Borrower payable to the order of the Bank in the principal amount of the Loan Amount (the "NOTE"). Although the Note will be expressed to be payable in the full Loan Amount, the Borrower will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein. In the event that the principal amount outstanding under the Note exceeds the Borrowing Base at any time, the Borrower will immediately, without request, prepay an amount sufficient to eliminate such excess.

        1.2 BORROWING BASE. The Borrowing Base will be an amount equal to the sum of (i) n/a% of the face amount of Eligible Accounts, and (ii) the lesser of $n/a or n/a% of the Borrower's cost of Eligible Inventory, as such cost may be diminished as a result of any event causing loss or depreciation in value of Eligible Inventory less (iii) the current outstanding loan balance on note(s) in the original amount(s) of $n/a, and less (iv) undrawn amounts of outstanding letters of credit issued by Bank or any affiliate thereof. The Borrower will provide the Bank with information regarding the Borrowing Base in such form and at such times as the Bank may request. The terms used in this Section 1.2 will have the meanings set forth in a supplement entitled "Financial Definitions," a copy of which the Borrower acknowledges having received with this Agreement and which is incorporated herein by reference.

        1.3 ADVANCES AND PAYING PROCEDURE. The Bank is authorized and directed to credit any of the Borrower's accounts with the Bank (or to the account the Borrower designates in writing) for all loans made hereunder, and the Bank is authorized to debit such account or any other account of the Borrower with the Bank for the amount of any principal or interest due under the Note or other amount due hereunder on the due date with respect thereto. Each advance shall be in the minimum amount of $5,000.

        1.4 CLOSING FEE. The Borrower will pay the Bank a one-time closing fee of $1,000.00 contemporaneously with execution of this Agreement. This fee is in addition to all other fees, expenses and other amounts due hereunder.

        1.5 LOAN FACILITY FEE. The Borrower will pay a loan facility fee equal to:

        |_| $n/a per annum, payable annually in advance; (or)

        |_| n/a% per annum of the Loan Amount, payable annually in advance;
            (or)

        |_| n/a% per annum of the difference between the Loan Amount and the actual daily unpaid principal amount of the Note outstanding from time to time, payable quarterly, in arrears, on the last business day of each third calendar month, and at maturity; (or)

        |_| n/a% per annum of the actual daily unpaid principal amount of the Note outstanding from time to time, payable quarterly, in arrears, on the last business day of each third calendar month, and at maturity.

The loan facility fee is payable for the entire period that this Agreement is in effect, regardless of whether any amounts are outstanding hereunder at any given time.

        1.6 EXPENSES AND ATTORNEYS' FEES. The Borrower will reimburse the Bank and any Participant (defined below) for all attorneys' fees and all other costs, fees and out-of-pocket disbursements incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Agreement or any of the other Loan Documents (defined below), including attorneys' fees and all other costs and fees (a) incurred before or after commencement of litigation or at trial, on appeal or in any other proceeding, (b) incurred in any bankruptcy proceeding and (c) related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filing, perfecting or confirming the priority of the Bank's lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank). The Borrower will also reimburse the Bank and any Participant for all costs of collection, including all attorneys' fees, before and after judgment, and the costs of preservation and/or liquidation of any collateral.

        1.7. COMPENSATING BALANCES. The Borrower will maintain on deposit with the Bank in non-interest bearing accounts average daily collected balances, in excess of that required to support account activity and other credit facilities extended to the Borrower by the Bank, an amount at least equal to the sum of (i) $n/a and (ii) n/a% of the Loan Amount as computed on a monthly basis. If the Borrower fails to keep and maintain such balances, it will pay a deficiency fee, payable within five days after receipt of a statement therefor calculated on the amount by which the Borrower's average daily balances are less than the requirements set forth above, computed at a rate equal to the rate set forth in the Note.

        1.8 CONDITIONS TO BORROWING. The Bank will not be obligated to make (or continue to make) advances hereunder unless (i) the Bank has received executed originals of the Note and all other documents or agreements applicable to the loans described herein, including but not limited to the documents specified in
Article III (collectively with this Agreement the "LOAN DOCUMENTS"), in form and content satisfactory to the Bank; (ii) if the loan is secured, the Bank has received confirmation satisfactory to it that the Bank has a properly perfected security interest, mortgage or lien, with the proper priority; (iii) the Bank has received certified copies of the


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Borrower's Articles of Incorporation and By-Laws, or its Partnership Agreement
(as appropriate), certification of corporate or partnership status satisfactory to the Bank and all other relevant documents; (iv) the Bank has received a certified copy of a resolution or authorization in form and content satisfactory to the Bank authorizing the loan and all acts contemplated by this Agreement and all related documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder; (v) if required by the Bank, the Bank has been provided with an Opinion of the Borrower's counsel in form and content satisfactory to the Bank confirming the matters outlined in Section 2.2 and such other matters as the Bank requests;
(vi) no default exists under this Agreement or under any other Loan Documents, or under any other agreements by and between the Borrower and the Bank; and
(vii) all proceedings taken in connection with the transactions contemplated by this Agreement (including any required environmental assessments), and all instruments, authorizations and other documents applicable thereto, are satisfactory to the Bank and its counsel.

                      ARTICLE II. WARRANTIES AND COVENANTS

While any part of the credit granted to the Borrower under this Agreement or the other Loan Documents is available or any obligations under any of the Loan Documents are unpaid or outstanding, the Borrower continuously warrants and agrees as follows:

        2.1 ACCURACY OF INFORMATION. All information, certificates or statements given to the Bank pursuant to this Agreement and the other Loan Documents will be true and complete when given.

        2.2 ORGANIZATION AND AUTHORITY; LITIGATION. If the Borrower is a corporation or partnership, the Borrower is a validly existing corporation or partnership (as applicable) in good standing under the laws of its state of organization, and has all requisite power and authority, corporate or otherwise, and possesses all licenses necessary, to conduct its business and own its properties. The execution, delivery and performance of this Agreement and the other Loan Documents (i) are within the Borrower's power; (ii) have been duly authorized by proper corporate or partnership action (as applicable); (iii) do not require the approval of any governmental agency, other entity or person; and
(iv) will not violate any law, agreement or restriction by which the Borrower is bound. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms. There is no litigation or administrative proceeding threatened or pending against the Borrower which would, if adversely determined, have a material adverse effect on the Borrower's financial condition or its property.

        2.3 EXISTENCE; BUSINESS ACTIVITIES; ASSETS. The Borrower will (i) preserve its corporate or partnership (as applicable) existence, rights and franchises; (ii) not make any material change in the nature or manner of its business activities; (iii) not liquidate, dissolve, merge or consolidate with or into another entity; and (iv) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets.

        2.4 USE OF PROCEEDS; MARGIN STOCK; SPECULATION. Advances by the Bank hereunder will be used exclusively by the Borrower for working capital and other regular and valid purposes. The Borrower will not, without the prior written consent of the Bank, redeem, purchase, or retire any of the capital stock or declare or pay any dividends, or make any other payments or distributions of a similar type or nature. The Borrower will not use any of the loan proceeds to purchase or carry "margin" stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds will be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.

        2.5 ENVIRONMENTAL MATTERS. Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by the Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively "ENVIRONMENTAL LAWS"). The term "HAZARDOUS SUBSTANCES" will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. The Borrower is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which assets that the Borrower (i) has violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "REMEDIAL ACTION"); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. Except as disclosed on the Borrower's environmental questionnaire provided to the Bank, there are not now, nor to the Borrower's knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by the Borrower during the periods that the Borrower owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action. To the Borrower's knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect the Borrower or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject the Borrower to Remedial Action or other liability. The Borrower currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide the Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Borrower or Remedial Action or other response by or on the part of the Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of Environmental Laws.

        2.6 COMPLIANCE WITH LAWS. The Borrower has complied with all laws applicable to its business and its properties, and has all permits, licenses and approvals required by such laws, copies of which have been provided to the Bank.

        2.7 RESTRICTION ON INDEBTEDNESS. The Borrower will not create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except (i) any indebtedness owing to the Bank and its affiliates, and (ii) any other indebtedness


                                  Page 2 of 7
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outstanding on the date hereof, and shown on the Borrower's financial statements delivered to the Bank prior to the date hereof, provided that such other indebtedness will not be increased.

        2.8 RESTRICTION ON LIENS. The Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of the Borrower's property now owned or hereafter acquired, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property; (iii) liens in favor of the Bank and its affiliates; and (iv) other liens disclosed in writing to the Bank prior to the date hereof.

        2.9 RESTRICTION ON CONTINGENT LIABILITIES. The Borrower will not guarantee or become a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks and similar matters in the ordinary course of business.

        2.10 INSURANCE. The Borrower will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to the Bank, including insurance for fire and other risks insured against by extended coverage, public liability insurance and workers' compensation insurance; and will designate the Bank as loss payee with a "Lender's Loss Payable" endorsement on any casualty policies and take such other action as the Bank may reasonably request to ensure that the Bank will receive (subject to no other interests) the insurance proceeds on the Bank's collateral.

        2.11 TAXES AND OTHER LIABILITIES. The Borrower will pay and discharge, when due, all of its taxes, assessments and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items, and with adequate reserves provided therefor.

        2.12 FINANCIAL STATEMENTS AND REPORTING. The financial statements and other information previously provided to the Bank or provided to the Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in the Borrower's financial condition since such information was provided to the Bank. The Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may request; and (iii) without request, provide the Bank with management-prepared financial statements:

        [X] quarterly within 60 days of the end of each quarter;

        |_| monthly within n/a days of the end of each month; and annual audited financial statements prepared by an accounting firm acceptable to the Bank within 90 days of the end of each fiscal year.

        2.13 INSPECTION OF PROPERTIES AND RECORDS; FISCAL YEAR. The Borrower will permit representatives of the Bank to visit and inspect any of the properties and examine any of the books and records of the Borrower at any reasonable time and as often as the Bank may reasonably desire. The Borrower will not change its fiscal year.

        2.14 FINANCIAL STATUS. The Borrower will maintain at all times:

        (i)    Net Working Capital in the amount of at least $n/a.

        (ii)   Tangible Net Worth in the amount of at least $n/a.

        (iii)  Debt to Worth Ratio of not more than n/a.

        (iv)   Current Ratio of at least n/a.

        (v)    Capital Expenditures not to exceed $n/a per fiscal year.

        (vi)   Cash Flow Coverage Ratio of at least n/a.

        (vii) Officers, Directors, Partners, and Management Salaries and Other Compensation not to exceed $n/a per fiscal year.

The terms used in this Section 2.14 will have the meanings set forth in a supplement entitled "Financial Definitions," a copy of which the Borrower hereby acknowledges having received with this Agreement and which is incorporated herein by reference.

        2.15 PAID-IN-FULL PERIOD. |_| If checked here, all revolving loans under this Agreement and the Note must be paid in full for a period of at least n/a consecutive days during each fiscal year.

                     ARTICLE III. COLLATERAL AND GUARANTIES

        3.1 COLLATERAL. This Agreement and the Note are secured by any and all security interests, pledges, mortgages/deeds of trust or liens now or hereafter in existence granted to the Bank to secure indebtedness of the Borrower to the Bank, including without limitation as described in the following documents:

|_| Real Estate Mortgage(s)/Deed(s) of Trust dated __________ covering real estate located at ____________________.

|_| Security Agreement(s) dated __________.


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        [X] Collateral Pledge Agreement(s) dated 03/19/02

        |_|Other ____________________________________

        3.2 GUARANTIES. This loan is guaranteed by N/A

        3.3 CREDIT BALANCES; SETOFF. As additional security for the payment of the obligations described in the Loan Documents and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the "OBLIGATIONS"), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank and the right to refuse to allow withdrawals from any account (collectively "SETOFF"). The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) Setoff against the Obligations WHETHER OR NOT THE OBLIGATIONS (INCLUDING FUTURE INSTALLMENTS) ARE THEN DUE OR HAVE BEEN ACCELERATED, ALL WITHOUT ANY ADVANCE OR CONTEMPORANEOUS NOTICE OR DEMAND OF ANY KIND TO THE BORROWER, SUCH NOTICE AND DEMAND BEING EXPRESSLY WAIVED.

        The information in this Article III is for information only and the omission of any reference to an agreement will not affect the validity or enforceability thereof. The rights and remedies of the Bank outlined in this Agreement and the documents identified above are intended to be cumulative.

                              ARTICLE IV. DEFAULTS

        4.1 DEFAULTS. NOTWITHSTANDING ANY CURE PERIODS DESCRIBED BELOW, THE BORROWER WILL IMMEDIATELY NOTIFY THE BANK IN WRITING WHEN THE BORROWER OBTAINS KNOWLEDGE OF THE OCCURRENCE OF ANY DEFAULT SPECIFIED BELOW. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute a default:

(a) NONPAYMENT. The Borrower shall fail to pay (i) any interest due on the Note or any fees, charges, costs or expenses under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of the Note when due.

(b) NONPERFORMANCE. The Borrower of any guarantor of Borrower's Obligations to the Bank ("GUARANTOR") shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this Section 4.1) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank.

(c) MISREPRESENTATION. Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.

(d) DEFAULT ON OTHER OBLIGATIONS. The Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or any Guarantor to the Bank or any indebtedness in excess of $10,000 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.

(e) JUDGMENTS. Any judgment shall be obtained against the Borrower or any Guarantor which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor), shall exceed the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

(f) INABILITY TO PERFORM; BANKRUPTCY/INSOLVENCY. (i) The Borrower or any Guarantor shall die or cease to exist; or (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or
      (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any Federal or state law by or against the Borrower or any Guarantor; or (iv) the Borrower or any Guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) the Borrower or any Guarantor is unable or admits in writing its inability to pay its debts as they mature.

(g) ADVERSE CHANGE; INSECURITY. (i) There is a material adverse change in the business, properties, financial condition or affairs of the Borrower or any Guarantor, or in any collateral securing the Obligations; or (ii) the Bank in good faith deems itself insecure.

        4.2 TERMINATION OF LOANS; ADDITIONAL BANK RIGHTS. Upon the Maturity Date or the occurrence of any of the events identified in Section 4.1, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if any, to make additional loans to the Borrower; (ii) Setoff; and/or (iii) take such other steps to protect or preserve the Bank's interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower's expense; all without demand or notice of any kind, all of which are hereby waived.


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        4.3 ACCELERATION OF OBLIGATIONS. Upon the Maturity Date or the
occurrence of any of the events identified in Sections 4.1(a) through 4.1(e) and 4.1(g), and the passage of any applicable cure periods, the Bank may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under Section 4.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. NOTHING CONTAINED IN SECTION 4.1, SECTION
4.2 OR THIS SECTION WILL LIMIT THE BANK'S RIGHT TO SETOFF AS PROVIDED IN SECTION
3.3 OR OTHERWISE IN THIS AGREEMENT.

        4.4 OTHER REMEDIES. Nothing in this Article IV is intended to restrict the Bank's rights under any of the Loan Documents or at law, and the Bank may exercise all such rights and remedies as and when they are available.

                             ARTICLE V. OTHER TERMS

        5.1 FINANCIAL DEFINITIONS SUPPLEMENT. If a Borrowing Base or covenants regarding financial status apply to this loan, the "FINANCIAL DEFINITIONS" Supplement identified in Sections 1.2 and 2.14 of this Agreement is hereby incorporated into this Agreement. The Borrower acknowledges receiving a copy of such Supplement.

        5.2 ADDITIONAL TERMS; ADDENDUM/SUPPLEMENTS. The warranties, covenants, conditions and other terms described in this Section and/or in the Addendum and/or other attached document(s) referenced in this Section are incorporated into this Agreement:

        See Attached Addendum


                            ARTICLE VI. MISCELLANEOUS

        6.1 DELAY; CUMULATIVE REMEDIES. No delay on the part of the Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.

        6.2 RELATIONSHIP TO OTHER DOCUMENTS. The warranties, covenants and other obligations of the Borrower (and the rights and remedies of the Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in the Loan Documents, all terms will be cumulative so as to give the Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and specifically negotiated terms (whether included in an addendum or otherwise), the specifically negotiated terms will control.

        6.3 PARTICIPATIONS; GUARANTORS. The Bank may, at its option, sell all or any interests in the Note and other Loan Documents to other financial institutions (the "PARTICIPANT"), and in connection with such sales (and thereafter) disclose any financial information the Bank may have concerning the Borrower to any such Participant or potential Participant. From time to time, the Bank may, in its discretion and without obligation to the Borrower, any Guarantor or any other third party, disclose information about the Borrower and this loan to any Guarantor, surety or other accommodation party. This provision does not obligate the Bank to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep all Guarantors advised of its financial condition and other matters which may be relevant to the Guarantors' obligations to the Bank.

        6.4 SUCCESSORS. The rights, options, powers and remedies granted in this Agreement and the other Loan Documents will extend to the Bank and to its successors and assigns, will be binding upon the Borrower and its successors and assigns and will be applicable hereto and to all renewals and/or extensions hereof.

        6.5 INDEMNIFICATION. Except for harm arising from the Bank's willful misconduct, the Borrower hereby indemnifies and agrees to defend and hold the Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral (including, without limitation, the Borrower's failure to perform its obligations relating to Environmental Matters described in
Section 2.5 above). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due the Bank.

        6.6 NOTICE OF CLAIMS AGAINST BANK; LIMITATION OF CERTAIN DAMAGES. In order to allow the Bank to mitigate any damages to the Borrower from the Bank's alleged breach of its duties under the Loan Documents or any other duty, if any, to the Borrower, the Borrower agrees to give the Bank immediate written notice of any claim or defense it has against the Bank, whether in tort or contract, relating to any action or inaction by the Bank under the Loan Documents, or the transactions related thereto, or of any defense to payment of the Obligations for any reason. The requirement of providing timely notice to the Bank represents the parties' agreed-to standard of performance regarding claims against the Bank. Notwithstanding any claim that the Borrower may have against the Bank,

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and regardless of any notice the Borrower may have given the Bank, THE BANK WILL
NOT BE LIABLE TO THE BORROWER FOR CONSEQUENTIAL AND/OR SPECIAL DAMAGES ARISING THEREFROM, EXCEPT THOSE DAMAGES ARISING FROM THE BANK'S WILLFUL MISCONDUCT.

        6.7 NOTICES. Notice of any record shall be deemed delivered when the record has been (a) deposited in the United States Mail, postage pre-paid, (b) received by overnight delivery service, (c) received by telex, (d) received by telecopy, (e) received through the internet, or (f) when personally delivered.

        6.8 PAYMENTS. Payments due under the Note and other Loan Documents will be made in lawful money of the United States, and the Bank is authorized to charge payments due under the Loan Documents against any account of the Borrower. All payments may be applied by the Bank to principal, interest and other amounts due under the Loan Documents in any order which the Bank elects.

        6.9 APPLICABLE LAW AND JURISDICTION; INTERPRETATION; JOINT LIABILITY; SEVERABILITY. This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the internal laws of the State of OREGON, except to the extent superseded by Federal law. Invalidity of any provisions of this Agreement will not affect any other provision. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF THE BANK'S BRANCH WHERE THE LOAN WAS ORIGINATED, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATED TO THIS AGREEMENT, THE NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect the Bank's rights to serve process in any manner permitted by law, or limit the Bank's right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions. This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only upon the Bank's receipt of the executed originals thereof. If there is more than one Borrower, the liability of the Borrowers will be joint and several, and the reference to "Borrower" will be deemed to refer to all Borrowers. Invalidity of any provision of this Agreement shall not affect the validity of any other provision.

        6.10 COPIES; ENTIRE AGREEMENT; MODIFICATION. The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, EXPRESSING CONSIDERATION AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK, WHICH OCCURS AFTER RECEIPT BY BORROWER OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

        6.11 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

        6.12 ATTACHMENTS. ALL DOCUMENTS ATTACHED HERETO, INCLUDING ANY APPENDICES, SCHEDULES, RIDERS, AND EXHIBITS TO THIS AGREEMENT, ARE HEREBY EXPRESSLY INCORPORATED BY REFERENCE.

IN WITNESS WHEREOF, the undersigned have executed this REVOLVING CREDIT AGREEMENT as of MARCH 19, 2002.

                                            RADISYS CORPORATION
                                            ------------------------------------
(Individual Borrower)                       Borrower Name (Organization)

                              (SEAL)        a OREGON Corporation
------------------------------              ------------------------------------

Borrower Name      N/A                      By /s/ BRIAN BRONSON
              -------------                   ----------------------------------

                                            Name and Title Brian Bronson,
                                            Treasurer and Corporate Controller
                              (SEAL)
------------------------------
                                            By
Borrower Name     N/A                         ----------------------------------
              -------------
                                            Name and Title
                                                          ----------------------

                                            U.S. BANK N.A.                (Bank)
                                            ------------------------------

                                            By
                                              ----------------------------------

                                            Name and Title  ROSS BEATON,
                                                            VICE PRESIDENT
                                                           ---------------------

Borrower Address: 5445 NE DAWSON CREEK DRIVE, HILLSBORO, OR  97124
                 ---------------------------------------------------------------

--------------------------------------------------------------------------------

Borrower Telephone No.:
                       ---------------------------------------------------------

                     ADDENDUM TO REVOLVING CREDIT AGREEMENT

This Addendum is made part of the Revolving Credit Agreement (the "AGREEMENT") made and entered into by and between the undersigned borrower (the "BORROWER") and the undersigned bank (the "BANK") as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

1.5 Loan Facility Fee. The Borrower will pay a loan facility fee equal to:

        Initial Drawdown fee of 1/4 of 1%. Once drawn, a fee of 10 basis points on the unused portion of the line due quarterly in arrears.











Dated as of: March 19, 2002
             -----------------

(Individual Borrower)                       RADISYS CORPORATION
                                            ------------------------------------
                                            Borrower Name (Organization)

                              (SEAL)        a OREGON Corporation
------------------------------              ------------------------------------

                                            By /s/ BRIAN BRONSON
                                              ----------------------------------
Borrower Name N/A

                                            Name and Title Brian Bronson,
                                            Treasurer and Corporate Controller
                                            ------------------------------------

                              (SEAL)        By
------------------------------                ----------------------------------

Borrower Name N/A                           Name and Title
------------------------------                            ----------------------

                                            U.S BANK N.A.                 (Bank)
                                            ------------------------------------

                                            By
                                              ----------------------------------
                                            Name and Title ROSS BEATON,
                                            VICE PRESIDENT
                                            ------------------------------------

                              REVOLVING CREDIT NOTE

$10,000,000.00                                                    March 19, 2002

        FOR VALUE RECEIVED, the undersigned borrower (the "BORROWER"), promises to pay to the order of U.S. BANK N.A. (the "BANK"), the principal sum of TEN MILLION AND NO/100 Dollars ($10,000,000.00), payable MARCH 31, 2003.

Interest.

The unpaid principal balance will bear interest at an annual rate described in the Interest Rate Rider attached to this Note.

Payment Schedule.

Interest is payable beginning APRIL 1, 2002, and on the same date of each THIRD month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.

Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

Principal amounts remaining unpaid after the maturity thereof, whether at fixed maturity or by reason of acceleration of maturity, shall bear interest from and after maturity until paid at a rate of 5% per annum plus the rate otherwise payable hereunder.

In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

Subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of 5.00% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

This Revolving Credit Note constitutes the Note issued under a Revolving Credit Agreement dated as of the date hereof between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which loans evidenced hereby were or may be made and a description of the terms and conditions upon which the maturity of this Note may be accelerated, and for a description of the collateral securing this Note.

                        ADDENDUM TO REVOLVING CREDIT NOTE

This Addendum is made part of the Revolving Credit Note made and entered into by and between the undersigned borrower (the "Borrower") and the undersigned bank (the "Bank") as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Note.

This Note is issued (i) in substitution for and replacement of, but not in payment of, Borrower's promissory note dated NOVEMBER 3, 2000, payable to the order of Bank in the face principal amount of $20,000,000.00, as amended, supplemented, extended or otherwise modified from time to time prior to the date hereof (the "Replaced Note"), and (ii) to evidence a decrease of $10,000,000.00 in the maximum principal amount that may be outstanding hereunder from time to time, subject to the terms and conditions of the Revolving Credit Agreement. All interest accrued but unpaid on the Replaced Note shall be due and payable in full on the first interest payment date under this Note. All mortgages, deeds of trust, security agreements, pledge agreements, assignments and other security documents and instruments securing the Replaced Note or the indebtedness evidenced thereby continue in full force and effect to secure this Note and all indebtedness evidenced hereby, except to the extent that any such document or instrument may have been wholly or partially released in a writing signed by Bank.




Dated as of:  March 19, 2002

                                            RADISYS CORPORATION
                                            ------------------------------------
(Individual Borrower)                       Borrower Name (Organization)

                                            a OREGON Corporation
------------------------------              ------------------------------------

Borrower Name      N/A                      By: /s/ BRIAN BRONSON
             -----------------                 ---------------------------------

                                            Name and Title: Brian Bronson,
                                            Treasurer and Corporate Controller

Borrower Name     N/A
             -----------------


U.S. BANK N.A. (Bank)


By:
   ---------------------------

Name and Title:  Ross Beaton, Vice President
               -------------------------------

                               INTEREST RATE RIDER

        This Rider is made part of the Revolving Credit Note (the "NOTE") in the original amount of $10,000,000.00 by the undersigned borrower (the "BORROWER") in favor of U.S. BANK N.A. (the "BANK") as of the date identified below. The following interest rate description is hereby added to the Note:

        Interest Rate Options. Interest on each advance hereunder shall accrue at one of the following per annum rates selected by Borrower ("n/a" indicates rate option is not available, but Prime Rate Loan option must always be selected) (i) upon notice to the Bank, 0.000% plus the prime rate announced by the Bank from time to time, as and when such rate changes (a "Prime Rate Loan");
(ii) upon a minimum of two New York banking days prior notice, 1.000% plus the 1, 2, 3, 6, or 12 month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York banking days prior to commencement of the LIBOR loan advance) (a "LIBOR Rate Loan"); or (iii) upon notice to the Bank, n/a% plus the rate, determined solely by the Bank, at which the Bank would be able to borrow funds of comparable amounts in the Money Markets for a 1, 3, 6, or 12 month period, including FDIC insurance, reserve requirements and other explicit or implicit costs levied by any regulatory agency (a "Money Market Rate Loan"). The term "Money Markets" refers to one or more wholesale funding markets available to the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds and others. If a LIBOR Rate Loan or Money Market Rate Loan is prepaid, whether by the Borrower, as a result of acceleration upon default or otherwise, the Borrower agrees to pay all of the Bank's costs, expenses and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. The term "Interest Differential" shall mean that sum equal to the greater of 0 or the financial loss incurred by the Bank resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the LIBOR or Money Market Rate Loan) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan or Money Market Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan. In the event the Borrower does not timely select another interest rate option at least two banking days before a LIBOR Rate Loan or Money Market Rate Loan expires, the Bank may at any time thereafter convert the LIBOR Rate Loan or Money Market Rate Loan to a Prime Rate Loan, but until such conversion, the funds advanced under the expired LIBOR Rate Loan or Money Market Rate Loan shall continue to accrue interest at the same rate as the interest rate under such expired LIBOR Rate Loan or Money Market Rate Loan, as applicable. The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR or Money Market rate option selected shall apply to a minimum principal amount of $100,000. For determining payment dates for LIBOR Rate Loans, the New York banking day shall be the standard convention. In the event after the date of initial funding any governmental authority subjects Bank to any new or additional charge, fee, withholding or tax of any kind with respect to any loans hereunder or changes the method of taxation of such loans or changes the reserve or deposit requirements applicable to such loans, the Borrower shall pay to the Bank such additional amounts as will compensate the Bank for such costs or lost income resulting therefrom as reasonably determined by the Bank.


Dated as of:   MARCH 19, 2002.
             -----------------

(Individual Borrower)                                 RADISYS CORPORATION
                                            ------------------------------------
                                            Borrower Name (Organization)

                              (SEAL)        a OREGON Corporation
------------------------------              ------------------------------------

                                            By /s/ BRIAN BRONSON
                                              ----------------------------------
Borrower Name       N/A
              ----------------
                                            Name and Title   BRIAN BRONSON
                                                             TREASURER &
                                                             Corp Controller
                              (SEAL)                       ---------------------
------------------------------
                                            By
                                              ----------------------------------

Borrower Name      N/A                      Name and Title
              ----------------                            ----------------------

                           COLLATERAL PLEDGE AGREEMENT

        This Collateral Pledge Agreement (the "AGREEMENT") is made and entered into by the undersigned borrower, guarantor and/or other obligor/pledgor (the "DEBTOR") in favor of U.S. BANK N.A. (the "BANK") as of the date set forth on the last page of this Agreement.

          ARTICLE I - COLLATERAL PLEDGE; SECURITY INTEREST; DEFINITIONS

        1.1 GRANT OF SECURITY INTEREST/COLLATERAL PLEDGE. In consideration of any financial accommodation at any time granted by Bank to Debtor and/or RADISYS CORPORATION (the "BORROWER") and to secure the Obligations (as defined below) to Bank, Debtor hereby grants to Bank a security interest in and collaterally assigns to Bank the Collateral (defined below). The intent of the parties hereto is that the Collateral secures all Obligations of Debtor and Borrower to Bank, whether or not such Obligations exist under this Agreement or any other agreements between Debtor and Bank (or Borrower and Bank), whether now or hereafter existing, including, without limitation, any note, any loan or security agreement, any lease, any mortgage, any deed of trust, any pledge of an interest in real or personal property, any guaranty, any letter of credit or banker's acceptance, and any other agreement for services, financial accommodations or credit extended by Bank to Debtor and/or Borrower even though not specifically enumerated herein (together and individually, the "LOAN DOCUMENTS").

        1.2 "COLLATERAL" means all of the following property whether now owned or existing or hereafter acquired by Debtor (or by Debtor with spouse): investment property (including any securities entitlements and/or securities accounts held by Debtor); securities; certificates of deposit; instruments; notes; deposit accounts; monies; any other property in the possession of Bank or under the control of Bank (including any property held by a securities intermediary; or held by third parties as possessory agent for Bank) now or hereafter; letter of credit rights; all general intangibles related thereto; all renewals thereof, substitutions therefor; and all proceeds and supporting obligations thereof (such as stock splits, interest, dividends, profits and monies).

|_| If box is checked, a further description of the Collateral continues on EXHIBIT A hereto.

        1.3 "OBLIGATIONS" means all Debtor's and Borrower's debts (except for consumer credit if Debtor or Borrower is a natural person), liabilities, obligations, covenants, warranties and duties to Bank (plus its affiliates including any credit card debt, but specifically excluding any type of consumer credit), whether now or hereafter existing or incurred, whether liquidated or unliquidated, whether absolute or contingent, whether arising out of the Loan Documents or otherwise, and all other debts and obligations due Bank under any lease, agricultural, real estate or other financing transaction and regardless of whether such financing is related in time or type to the financing provided at the time of grant of this security interest, and regardless of whether such Obligations arise out of existing or future credit granted by Bank to any Debtor, to any Borrower, to any Debtor or any Borrower and others, to others guaranteed, endorsed or otherwise secured by any Debtor or any Borrower, or to any debtor-in-possession or other successor-in-interest of any Debtor or any Borrower and includes principal, interest, fees, expenses and charges relating to any of the foregoing.

        1.4 OTHER DEFINITIONS. Unless otherwise defined, the terms set forth in this Agreement shall have the meanings set forth in the Uniform Commercial Code as adopted in the Loan Documents and as amended from time to time. The defined terms hereunder shall be interpreted in a manner most favorable to Bank.

                      ARTICLE II - WARRANTIES AND COVENANTS

        In addition to all other warranties, representations and covenants in the Loan Documents which are expressly incorporated herein (except those dealing solely with Borrower described in the Loan Documents, if Debtor and Borrower are different entities) as part of this Agreement and while any part of the credit granted Debtor or Borrower under the Loan Documents is available or any Obligations of Debtor or Borrower to Bank are unpaid or outstanding, Debtor continuously warrants and agrees as follows:

        2.1 DEBTOR'S NAME, LOCATION; NOTICE OF LOCATION CHANGES. Except as indicated in the Article 9 Certificate executed by Debtor and made a part hereof, Debtor's name and organizational structure has remained the same during the past five (5) years. Debtor will continue to use only the name set forth with Debtor's signature unless Debtor gives Bank prior written notice of any change. Furthermore, Debtor shall not do business under another name nor use any trade name without giving ten (10) days prior written notice to Bank. Debtor will not change its status or organizational structure without the prior written consent of Bank. Debtor will not change its location or registration (if Debtor is a registered organization) to another state without prior written notice to Bank. The address appearing in the Article 9 Certificate is Debtor's chief executive office (or residence if Debtor is a sole proprietor).

        2.2 ACCURACY OF INFORMATION/VERIFICATION. All information, certificates and statements given to Bank pursuant to this Agreement will be accurate and complete when given. Also, Bank may verify Collateral in any manner and Debtor shall assist Bank in so doing.

        2.3 ORGANIZATION AND AUTHORITY. The execution, delivery and performance of this Agreement and the other Loan Documents to which Debtor is a party: (i) are within Debtor's power; (ii) have been duly authorized by proper corporate, partnership or limited liability company action (if applicable); (iii) do not require the approval of any governmental agency, other entity or person; and
(iv) will not violate any law, agreement or restriction by which Debtor is bound. This Agreement is the legal, valid and binding obligation of Debtor, and is enforceable against Debtor in accordance with its terms.

        2.4 WARRANTY OF TITLE/STATUS OF COLLATERAL. The Collateral is genuine and Debtor has good title to the Collateral. The Collateral which evidences or constitutes third-party payment obligations to Debtor is fully enforceable in accordance with its terms, and not subject to dispute, setoff, adverse claims, defense, or adjustment by such third party (including any securities intermediary or issuer) except as permitted in writing by Bank. Debtor will promptly provide Bank with written notice of anything that would impair the ability of any third-party obligor as to the Collateral from making payment to Debtor when due. The Collateral is not subject to any restrictions on transfer and/or disposition by Debtor or Bank. Debtor acknowledges that the Collateral constitutes "cash collateral" for purposes of 11 U.S.C. Section 363.

        2.5 OWNERSHIP; MAINTENANCE OF COLLATERAL; RESTRICTION ON LIENS AND DISPOSITIONS. Debtor is the sole owner of the Collateral free of all liens, claims, other encumbrances and security interests except as permitted in writing by Bank. Debtor will: (i) maintain the Collateral, and not permit its value to be impaired; (ii) not permit waste, removal or loss of identity of the Collateral; (iii) keep the Collateral free from all liens, adverse claims, executions, attachments, claims, encumbrances and security interests (other than Bank's sole and paramount security interest and those interests permitted in writing by Bank); (iv) defend the Collateral against all claims and legal proceedings by persons other than Bank; (v) pay and discharge when due all taxes, levies and other charges or fees which may be assessed against the Collateral (except for payment of taxes contested by Debtor in good faith by appropriate proceedings so long as no levy or lien has been imposed upon the Collateral); (vi) not sell or transfer the Collateral to any party; (vii) not permit the Collateral to be used or owned in violation of any applicable law, regulation or policy of insurance; (viii) preserve Bank's rights and security interest in the Collateral against all other parties; and (ix) not make any instructions or entitlement orders which are contrary to the terms of this Agreement. Debtor will promptly deliver to Bank a copy of any notices, statements or communications received by Debtor regarding the Collateral.

        2.6 MAINTENANCE OF SECURITY INTEREST. Debtor will take any action requested by Bank to preserve the Collateral and to perfect, establish the priority of, continue perfection and enforce Bank's interest in the Collateral and Bank's rights under this Agreement (including the delivery of any stock or bond powers and endorsements deemed necessary by Bank); and Debtor will pay all costs and expenses related thereto. Debtor shall also cooperate with Bank in obtaining control (for purposes of perfection under the Uniform Commercial Code) of Collateral consisting of deposit accounts, investment property, letter of credit rights, electronic chattel paper and any other collateral where Bank may obtain perfection through control. Debtor hereby authorizes Bank to take any and all actions described above and in place of Debtor with respect to the Collateral and hereby ratifies any such actions Bank has taken prior to the date of this Agreement and hereafter, which actions may include, without limitation, filing UCC financing statements and obtaining or attempting to obtain control agreements from holders of the Collateral.

        2.7 INSURANCE. Debtor will be responsible for maintaining insurance on the Collateral covering such risks and with such insurers as is usual and customary; and Bank will not be responsible for insuring the Collateral.

        2.8 DELIVERY OF COLLATERAL; PROCEEDS

                (a) Except as permitted in writing by Bank, all proceeds of, substitutions for and distributions regarding the Collateral received by Debtor will be held by Debtor in express trust for Bank, will not be commingled with any other funds or property of Debtor, and will be turned over to Bank in precisely the form received (but endorsed by Debtor, if necessary) not later than the business day following the day of their receipt by Debtor; and all proceeds of, substitutions for and distributions relating to the Collateral will be held by Bank as Collateral hereunder.

                (b) Notwithstanding the provisions of 2.8(a) above and absent a default hereunder, Debtor may retain all regularly scheduled and/or announced cash dividends or distributions paid to Debtor regarding the Collateral.

                (c) Debtor will immediately deliver in trust to Bank all original security certificates, safekeeping receipts and all other evidence of ownership and/or title to the Collateral ("Certificates"). Furthermore, Debtor agrees to direct, in writing, that all banks and entities holding or controlling any Certificates promptly and directly transmit all such Certificates to Bank.

        2.9 POSSESSORY AGENCY AGREEMENTS; CONTROL AGREEMENTS; COLLATERAL IN "STREET NAME". Upon the request of Bank, Debtor will promptly obtain from any entity holding or controlling any Collateral or Certificates such documents as Bank deems necessary to evidence its security interest in and exclusive possession of such Collateral and Certificates, including, without limitation, an exclusive possessory agency agreement or control agreement satisfactory to Bank; or as to any securities account(s) or security entitlement(s), nominate Bank as sole entitlement holder with respect thereto. Debtor agrees that Bank has control over all investment property pledged by Debtor and directs any securities intermediary (including Bank) and/or issuer to comply with any instructions or entitlement orders of Bank as to the Collateral without further consent of Debtor. In the event Bank also acts in the capacity of a securities intermediary with respect to the Collateral, this Agreement shall give Bank "control" of the Collateral, as that term is defined in the Uniform Commercial Code. If any Collateral is not registered in Debtor's legal name, Debtor will furnish Bank with satisfactory written proof of Debtor's bona fide ownership of same. Upon request of Bank, Debtor will have any Collateral registered in Debtor's legal name at Debtor's expense.

        2.10 BOOK-ENTRY GOVERNMENT SECURITIES; U.S. SAVINGS BONDS. As to any item of Collateral constituting a book-entry U.S. Government security held under the "treasury direct" system or any U.S. savings bond, such items of Collateral will not be deemed acceptable Collateral.

        2.11 TAX FORMS. If requested by Bank, Debtor will complete and deliver to Bank IRS Form W-9 (Payer's Request for Taxpayer Identification Number), or any successor form thereto, for each item of Collateral pledged to Bank and any other information tax filings required by federal and state taxing authorities with regard to the Collateral.

        2.12 MINIMUM COLLATERAL COVERAGE; ACCEPTABLE COLLATERAL. At all times, Debtor will maintain with Bank acceptable Collateral having a market value (as determined by Bank) equal to 125% of the then outstanding principal amount of the Obligations (the "MINIMUM COLLATERAL COVERAGE"). In the event Debtor fails to maintain the Minimum Collateral Coverage, Debtor will deliver to Bank additional acceptable Collateral necessary to restore the Minimum Collateral Coverage upon five (5) business days prior written notice from Bank, or Bank may declare Debtor in default hereunder.

        2.13 REGULATION U FORMS. If any Collateral is "margin stock" under Regulation U of the Federal Reserve Board, Debtor will deliver to Bank a completed Form U-I satisfactory to Bank upon request.

        2.14 HOLDING PERIODS. If any of the Collateral constituting a "security" under any federal securities laws ("SECURITIES COLLATERAL") does not qualify under SEC Rule 144[k] as being held for two (2) years in the hands of Bank at any time, such Securities Collateral will not be deemed to qualify as acceptable Collateral hereunder unless agreed to in writing by Bank (and Bank may require Debtor to provide Bank with Securities Collateral which will meet such qualifications under SEC Rule 144[k]). Debtor will promptly furnish to Bank such information as Bank deems necessary to comply with federal and/or state securities laws (including, without limitation, an opinion of counsel as to the status of the Collateral under federal and state securities laws); all in form satisfactory to Bank and at Debtor's expense.

                     ARTICLE III - RIGHTS AND DUTIES OF BANK

            In addition to all other rights (including setoff) of Bank under the Loan Documents which are expressly incorporated herein as a part of this Agreement, the following provisions will also apply:

        3.1 AUTHORITY TO PERFORM FOR DEBTOR/ENTITLEMENT HOLDER. To facilitate Bank's ability to preserve and dispose of the Collateral, Debtor unconditionally appoints any officer of Bank as Debtor's attorney-in-fact (coupled with an interest and irrevocable while any Obligations remain unpaid) to do any of the following upon default by Debtor hereunder (notwithstanding any notice requirements or grace/cure periods under this or any other agreements between Debtor and Bank): to file, endorse the name of Debtor on any Collateral, financing statements, checks, drafts, money orders and insurance claims or payments, and any documents needed to perfect, protect and/or realize upon Bank's interest in the Collateral; to nominate itself as entitlement holder as to any or all of the Collateral; and to do all such other acts and things necessary to carry out Debtor's obligations under this Agreement and the other Loan Documents. All acts taken by Bank pursuant to the above-described authority are hereby ratified and approved, and Bank will not be liable to debtor for any acts of commission or omission, nor for any errors of judgment or mistakes in undertaking such actions except for Bank's willful misconduct. For good and valuable consideration, Debtor agrees not to assert any claims against any third-party

(including any issuer or any securities intermediary) holding Collateral for complying with Bank's requests hereunder, and Debtor waives any claims against such third parties for actions taken at the request of Bank.

        3.2 COLLATERAL PRESERVATION. Bank will use all reasonable care as to any Collateral in its physical possession but in determining such standard of reasonable care, Debtor expressly acknowledges that Bank has no duty to: (i) insure the Collateral against hazards; (ii) protect the Collateral from seizure, levy, lien, claim or conversion by third parties, or acts of God; (iii) give to Debtor any notices, account statements, proxies or communications received by Bank regarding the Collateral; (iv) perfect or continue perfection of any security interest in the Collateral in favor of Debtor; (v) inform Debtor of any decline in the value of the Collateral or the existence of any option or elections with respect to the Collateral; (vi) take any action to invest or manage the Collateral; (vii) exercise, preserve or notify Debtor with respect to any exchanges, puts, calls, redemptions, conversions, maturities, offers, tenders and other rights or requirements regarding the Collateral or Debtor's interest therein; or (viii) sue or otherwise take action to preserve Debtor's or Bank's interest in the Collateral. Notwithstanding any failure by Bank to use reasonable care in preserving the Collateral, Debtor agrees that Bank will not be liable to Debtor for consequential or special damages arising from such failure. The foregoing also apply if Bank is deemed entitlement holder as to any Collateral.

        3.3 SETOFF. As additional security for the payment of the Obligations, Debtor hereby grants to Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of Debtor now or hereafter in the possession of Bank and the right to refuse to allow withdrawals from any account (collectively "SETOFF"). Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between Debtor or Borrower and Bank), Setoff against the Obligations WHETHER OR NOT THE OBLIGATIONS (INCLUDING FUTURE INSTALLMENTS) ARE THEN DUE OR HAVE BEEN ACCELERATED, ALL WITHOUT ANY ADVANCE OR CONTEMPORANEOUS NOTICE OR DEMAND OF ANY KIND TO DEBTOR, SUCH NOTICE AND DEMAND BEING EXPRESSLY WAIVED.

                       ARTICLE IV - DEFAULTS AND REMEDIES

        4.1 DEFAULTS. NOTWITHSTANDING ANY CURE PERIODS DESCRIBED BELOW, DEBTOR WILL IMMEDIATELY NOTIFY BANK IN WRITING WHEN DEBTOR OBTAINS KNOWLEDGE OF THE OCCURRENCE OF ANY DEFAULT SPECIFIED IN THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. A default shall occur hereunder if Debtor and/or Borrower fails to comply with the terms of any Loan Documents (including this Agreement or any guaranty by Debtor), a demand for payment is made under a demand loan, or any other obligor fails to comply with the terms of any Loan Documents for which Debtor has given Bank a guaranty or pledge.

        4.2 TERMINATION OF LOANS; ADDITIONAL BANK RIGHTS. Upon the occurrence of any of the events identified in Section 4.1, Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between Debtor or Borrower and Bank): (i) immediately terminate its obligation, if any, to make additional loans to Debtor and/or Borrower; (ii) Setoff; and/or (iii) take such other steps to protect or preserve Bank's interest in the Collateral; all without demand or further notice of any kind, all of which are hereby waived. In addition to Bank's other rights, Debtor irrevocably appoints Bank as attorney-in-fact, with full power of substitution and revocation, to exercise Debtor's rights to take any action respecting the Collateral or with regard to any issuer or transfer agent of the Collateral thereof as fully as Debtor might do. This proxy remains effective so long as any of the Obligations are unpaid.

        4.3 ACCELERATION OF OBLIGATIONS. Upon the occurrence of an event of default as provided in Section 4.1 above and the passage of any applicable cure periods, Bank may at any time thereafter, by written notice to Debtor, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Notwithstanding the above, to the extent any of the Obligations referred to herein are payable upon demand, nothing herein will restrict nor negate the demand nature of such Obligations. NOTHING CONTAINED IN ARTICLE IV WILL LIMIT BANK'S RIGHT TO SETOFF AS PROVIDED IN SECTIONS 3.3 AND 4.2.

        4.4 REMEDIES. After maturity of any of the Obligations, or a default hereunder or under any of the other Loan Documents, and without notice or demand of any kind, Bank may: (i) transfer any of the Collateral into its name or that of its nominee, or deem itself to be entitlement holder as to any Collateral without notice to or consent of Debtor; (ii) in Debtor's name or otherwise dispose of and/or collect any Collateral by suit or otherwise; or surrender or exchange all or any part of the Collateral; or compromise, extend, renew or modify any obligation evidenced by the Collateral; (iii) exercise all of Debtor's rights as an entitlement holder and/or owner of the Collateral; (iv) dispose of the Collateral as provided for herein and at law; and (v) notify any issuer, transfer agent or securities intermediary, or holder of any Collateral or Certificates of this pledge of the Collateral, and direct such issuer, transfer agent or securities intermediary to comply with all instructions and entitlement orders originated by Bank without further consent of Debtor, and/or deliver directly in trust to Bank any Collateral, Certificates and subsequent shares of stock, dividend payments or other distributions pertaining to the Collateral or arising from Debtor's ownership of the Collateral; and in each case Debtor hereby unconditionally directs such parties to comply with Bank's requests in all respects.

        4.5 CUMULATIVE REMEDIES; NOTICE; WAIVER. In addition to the remedies set forth herein, Bank will have all other rights and remedies for default provided by the Uniform Commercial Code, as well as any other applicable law, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO REPOSSESS AND DISPOSE OF THE COLLATERAL WITHOUT JUDICIAL PROCESS. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Bank would otherwise have. With respect to such rights and remedies:

                (a) NOTICE OF DISPOSITION. Written notice, when required by law, sent to any address of Debtor in this Agreement or otherwise provided to Bank, at least five (5) calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral will be deemed reasonable notice but less notice may be reasonable under the circumstances;

                (b) POSSESSION OF COLLATERAL/COMMERCIAL REASONABLENESS. Bank shall not, at any time, be obligated to either take or retain possession or control of the Collateral. With respect to Collateral in the possession or control of Bank, Debtor and Bank agree that as a standard for determining commercial reasonableness, (and in addition to the provisions of Section 3.2 above) Bank need not liquidate, collect, sell or otherwise dispose of any of the Collateral if Bank believes, in good faith, that disposition of the Collateral would not be commercially reasonable, would subject Bank to third-party claims or liability, would cause Bank to violate federal or state securities laws, that other potential purchasers could be attracted or that a better price could be obtained if Bank held the Collateral for up to 2 years. Bank may sell Collateral without giving any warranties and may specifically disclaim any warranties of title or the like. Furthermore, Bank may sell the Collateral on credit (and reduce the Obligations only when payment is received from the buyer), at wholesale and/or with or without an agent or broker; Bank need not register any securities collateral under state or federal law; and Bank need not complete, process, or otherwise prepare the Collateral prior to disposition. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Debtor shall be credited with the cash proceeds of the sale. Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

                (c) WAIVER BY DEBTOR. Bank has no obligation and Debtor waives any obligation to attempt to satisfy the Obligations by collecting the obligations from any third parties and Bank may release, modify or waive any collateral provided by any third party to secure any of the Obligations, all without affecting Bank's rights against Debtor. Debtor further waives any obligation on the part of Bank to marshal any assets in favor of Debtor or in payment of the Obligations. Notwithstanding any provisions in this Agreement or any other agreement between Debtor and Bank, Debtor does not waive any statutory rights except to the extent that the waiver thereof is permitted by law.

                (d) WAIVER BY BANK. Bank may permit Debtor to attempt to remedy any default without waiving its rights and remedies hereunder, and Bank may waive any default without waiving any other subsequent or prior default by Debtor. Furthermore, delay on the part of Bank in exercising any right, power or privilege hereunder or at law will not operate as a waiver thereof, nor will any single or partial exercise of such right, power or privilege preclude other exercise thereof or the exercise of any other right, power or privilege. NO WAIVER OR SUSPENSION WILL BE DEEMED TO HAVE OCCURRED UNLESS BANK HAS EXPRESSLY AGREED IN WRITING TO SUCH WAIVER OR SUSPENSION.

                            ARTICLE V - MISCELLANEOUS

        5.1 RELATIONSHIP TO OTHER DOCUMENTS. The warranties, representations, covenants and duties of Debtor (and the rights and remedies of Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies between the terms in the Loan Documents and this Agreement, all such inconsistencies will be construed so as to give Bank the most favorable rights. Furthermore, Debtor and Bank waive any presumption or rule requiring construction of this Agreement against the drafter.

        5.2 NOTICES. Notice of any record shall be deemed delivered when the record has been (a) deposited in the United States Mail, postage pre-paid, (b) received by overnight delivery service, (c) received by telex, (d) received by telecopy, (e) received through the internet, or (f) when personally delivered.

        5.3 NATURE OF LIABILITY/SUCCESSORS. The rights, powers and remedies granted in this Agreement to Bank will extend to Bank's successors, Participants (as defined below) and assigns, and the provisions of this Agreement will be binding upon Debtor and its successors and assigns. All Debtors are jointly and severally liable under this Agreement.

        5.4 EXPENSES AND ATTORNEYS' FEES. Debtor will reimburse Bank and any participant in the Loan Documents (the "PARTICIPANT") for all fees and out-of-pocket disbursements incurred by Bank and any Participant in connection with: preparation of this Agreement; perfecting, establishing and confirming the priority of Bank's security interest in the Collateral; any confirmations, audits or appraisals of Debtor's business operations and the Collateral; the amendment, administration, defense and enforcement of this Agreement or of any of the other Loan Documents, and any waivers with respect thereto. Debtor also will reimburse Bank and any Participant for all costs of collection, including all attorneys' fees, before and after judgment, and all costs of preservation and/or liquidation of the Collateral.

        5.5 APPLICABLE LAW AND JURISDICTION; INTERPRETATION AND MODIFICATION. This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the laws of the State of OREGON. Invalidity of any provision of this Agreement will not affect the validity of any other provision. The provisions of this Agreement and the other Loan Documents will not be altered, amended or waived without the express written consent of Bank (and Debtor, when appropriate). DEBTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF BANK'S BRANCH WHERE THE LOAN WAS ORIGINATED, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect Bank's rights to serve process in any manner permitted by law, or limit Bank's right to bring proceedings against Debtor in the competent courts of any other jurisdiction or jurisdictions. This Agreement and any amendments hereto (regardless of when executed) will be deemed effective and accepted only at Bank's main office, and only upon Bank's receipt of the executed originals thereof.

        5.6 COPIES; ENTIRE AGREEMENT; MODIFICATION. Debtor hereby acknowledges the receipt of a copy of this Agreement and the other Loan Documents.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, EXPRESSING CONSIDERATION AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. DEBTOR AND BANK MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE WILL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER LOAN DOCUMENTS NOW IN EFFECT BETWEEN DEBTOR AND/OR BORROWER AND BANK. A MODIFICATION OF ANY OTHER LOAN DOCUMENTS NOW IN EFFECT BETWEEN DEBTOR AND/OR BORROWER AND BANK, WHICH OCCURS AFTER RECEIPT BY DEBTOR OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH LOAN DOCUMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

        5.7 WAIVER OF JURY TRIAL. DEBTOR AND BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THIS AGREEMENT, THE OBLIGATIONS THEREUNDER, THE COLLATERAL OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. DEBTOR AND BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

        5.8 ATTACHMENTS. ALL DOCUMENTS ATTACHED HERETO, INCLUDING ANY APPENDICES, SCHEDULES, RIDERS, AND EXHIBITS TO THIS AGREEMENT, AREA HEREBY EXPRESSLY INCORPORATED BY REFERENCE.

                           [SIGNATURE(S) ON NEXT PAGE]

        IN WITNESS WHEREOF, the undersigned has/have executed this Collateral Pledge Agreement as of MARCH 19, 2002 .

                                            RADISYS CORPORATION
                                            ------------------------------------
(INDIVIDUAL DEBTOR)                         Debtor Name (Organization)

                              (Seal)        a OREGON Corporation
------------------------------              ------------------------------------

Debtor Name N/A                             By /s/ BRIAN BRONSON
            ------------------                ----------------------------------

                                            Name and Title Brian Bronson,
                                            Treasurer and Corporate Controller

                              (Seal)
------------------------------
                                            By
                                              ----------------------------------
Debtor Name N/A
      ------------------------              Name and Title

                                   ADDENDUM TO
                           COLLATERAL PLEDGE AGREEMENT

        This Addendum is made part of the Collateral Pledge Agreement (the "Agreement") made and entered into by the undersigned in favor of the Bank. The warranties, covenants and other terms described below are hereby added to the Agreement.

        Section 1.2 "Collateral" of the Agreement is hereby amended in its entirety to read as follows:

        1.2 "Collateral" means Account No. 19094580 in the name of Radisys Corporation at U.S. Bancorp Investment, Inc., all securities, instruments, financial assets, investment property, credit balances and other property now or later contained in that account, all books and records relating to that account, and all proceeds thereof.


Date:  [Insert Date of Pledge Agreement]


RADISYS CORPORATION

By: /s/ BRIAN BRONSON
   -------------------------------------

Its: Treasurer and Corporate Controller
    ------------------------------------


U.S. Bank N.A.

By:
   -------------------------------------

Its:
    ------------------------------------